Exhibit 10.2

SECURED PROMISSORY NOTE

$3,000,000	Issuance Date: August 1, 2024

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Knightscope, Inc., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B or its assigns (the "Noteholder," and together with the Company, the "Parties"), $3,000,000 (the “Principal”) together with all amounts due and payable to the Noteholder as provided in this Promissory Note (this "Note").

1.	Definitions; Interpretation.

1.1            Capitalized terms used herein shall have the meanings set forth in this Section 1

"Affiliate" as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement and Waiver” means the agreement dated the date hereof between the Company and the Noteholder.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Company from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

"Anti-Terrorism Laws" means all laws, rules, and regulations of any jurisdiction related to money laundering or financing terrorism including the USA PATRIOT Act, The Currency and Foreign Transactions Reporting Act ( 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”), the Trading With the Enemy Act (50 U.S.C. § 1 et seq.) and Executive Order 13224 (effective September 24, 2001).

"Beneficial Ownership Regulation" has the meaning set forth in Section 14.10.

"Business Day" means a day other than a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to close.

“Change of Control” means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (b) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the management or policies of the Company or control over the equity interests of such Person entitled to vote for members of the Company’s board of directors (“Board of Directors”) of the Company on a fully-diluted basis (and taking into account all such voting power that such Person or group has the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such equity interests, (c) the Company (and all of its subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person, (d) a replacement at one time of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above

“Commission” has the meaning set forth in Section 8.9.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company" has the meaning set forth in the introductory paragraph.

"Debt" of the Company, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements, or similar arrangements entered into by the Company providing for protection against fluctuations in interest rates, currency exchange rates, or commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Company; (h) indebtedness set out in clauses (a) through (g) of any Person other than Company secured by any lien on any asset of the Company, whether or not such indebtedness has been assumed by the Company, and (i) indebtedness of any partnership, unlimited liability company, or unincorporated joint venture in which the Company is a general partner, member, or a joint venturer, respectively (unless such Debt is expressly made non-recourse to the Company).

"Default" means any of the events specified in Section 11 which constitute an Event of Default or which, upon the giving of notice, the lapse of time, or both, pursuant to Section 11, would, unless cured or waived, become an Event of Default.

"Default Rate" means a per annum rate equal to 10%.

"Event of Default" has the meaning set forth in Section 11.

“Exchange Act” has the meaning set forth in Section 8.9

“GAAP” has the meaning set forth in Section 8.9.

"Governmental Authority" means the government of the United States of America or any nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including by merger) of equity interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitutes a business unit or all or a substantial part of the business of, such Person.

"Law" as to any Person, means the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Lien" means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

“Loan Documents” means this Note, the Agreement and Waiver and the Security Documents.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise), or prospects of the Company; (b) the validity or enforceability of the Note or Security Documents; (c) the perfection or priority of any Lien purported to be created under the Security Documents; (d) the rights or remedies of the Noteholder hereunder or under the Security Documents; or (e) the Company's ability to perform any of its material obligations hereunder or under the Security Documents.

"Maturity Date" means the earlier of (a) the date that is 11 months after the Issuance Date set forth above, and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 11.

"Note" has the meaning set forth in the introductory paragraph.

"Noteholder" has the meaning set forth in the introductory paragraph.

"OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

"Parties" has the meaning set forth in the introductory paragraph.

"Permitted Debt" means Debt (a) existing or arising under this Note; (b) $4,120,000 principal amount of outstanding of public infrastructure bonds, (c) other unsecured Debt owing in the ordinary course of business not to exceed $10,000,000 in the aggregate, provided that in the case of (c) of this definition any such Debt is junior in right of payment to this Note and does not mature or require principal payments prior to the Maturity Date, and (d) other unsecured Indebtedness not enumerated in clauses (a) – (c) of this definition not to exceed $300,000 in the aggregate anytime outstanding.

"Person" means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Redemption Value” has the meaning set forth in Section 3.1.

"Sanctioned Country" means, at any time, a country or territory which is itself the subject or target of any comprehensive or country-wide Sanctions.

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by a Sanctions Authority; (b) any Person operating, organized, or resident in a Sanctioned Country, (c) any Person controlled or 50% owned by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person that is the subject or target of any Sanctions.

"Sanctions" mean all economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by a Sanctions Authority.

"Sanctions Authority" means OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, His Majesty's Treasury of the United Kingdom, or other relevant sanctions authority.

“SEC Reports” has the meaning set forth in Section 8.9

“Securities Act” has the meaning set forth in Section 8.9

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company and the Noteholder.

"Security Documents" means the Security Agreement and any other documents and filings required under any of the foregoing in order to grant the Noteholder a first priority security interest in the assets covered thereby, including all UCC-1 financing statements and deposit account control agreements.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

"USA PATRIOT Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

1.2            Interpretation. For purposes of this Note (a) the words "include," "includes," and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

2.             Principal. The Principal shall be paid to the Company in two separate installments. The first installment in an amount equal to $2,500,000 (“First Installment”) shall be payable in accordance with Section 3.1. The second installment in an amount equal to $500,000 (“Second Installment”) shall be payable on the earlier of (x) October 15, 2024, and (y) upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (other than pursuant to a customary at-the-market offering or “ATM” program and equity line of credits (ELOCs).

3.             Payment Dates; Optional Prepayments.

3.1            Payment Dates. The First Installment shall be payable in 11 equal consecutive monthly installments of $227,273 beginning on the date that is 30 days after the Issuance Date set forth above and every month thereafter, provided that any such installment may be deferred by mutual consent of both parties. In any case, all amounts outstanding under this Note, including all principal, accrued and unpaid Default Interest, if any, and other amounts payable under the Note, including the Second Installment (collectively, the “Redemption Value”), shall be due and payable on the Maturity Date, unless otherwise provided in Section 12.

3.2            Optional Prepayments. The Company may prepay, without penalty, the Principal in whole or in part without the prior written consent of the Noteholder, upon one (1) Business Day prior written notice to the Noteholder.

3.3            Mandatory Repayments. Upon the occurrence of a Change of Control, the Noteholder may, at its option, exercisable at any time commencing on the public announcement of such Change of Control until the 30th day after the consummation thereof, require the Company to repay this Note in full.

4.             Security. The Company's performance of its obligations hereunder is secured by a first priority security interest in the collateral specified in the Security Documents.

5.             Interest.

5.1            Interest. This Note shall not bear interest; provided, however, upon the occurrence and during the continuance of an Event of Default, the outstanding principal amount of the Principal shall, automatically upon the occurrence and during the continuance of such Event of Default, bear interest at a rate equal to ten percent (10%) of the amount payable (inclusive of the Default Premium) per annum until such date that the Event of Default is cured or this Note is paid in full (“Default Interest”).

5.2            Payments of Default Interest. Default Interest shall be due and payable in cash on the demand of the Noteholder, as soon as practically possible.

5.3            Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed.

5.4            Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Principal shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Company under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law and that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable Law shall be deemed a voluntary prepayment of principal. To the extent it may lawfully do so, the Company agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Noteholder in order to enforce any right or remedy under any Loan Document.

6.             Payment Mechanics.

6.1            Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 5:00 PM (local time in New York City, New York) on the date on which such payment is due by ACH or wire transfer of immediately available funds to the Noteholder's account at a bank specified by the Noteholder in writing to the Company from time to time.

6.2            Application of Payments. All payments made under this Note shall be applied first to the payment of any fees or charges outstanding pursuant to the Loan Documents, second to Default Interest (if any), and third to the payment of the principal amount outstanding under the Note.

6.3            Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

6.4            Rescission of Payments. If at any time any payment made by the Company under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Company or otherwise, the Company's obligation to make such payment shall be reinstated as though such payment had not been made.

7.             [Reserved].

8.             Representations and Warranties. The Company hereby represents and warrants to the Noteholder on the date hereof as follows:

8.1            Existence; Power and Authority; Compliance with Laws. The Company (a) is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note and the other Loan Documents to which it is a party, and to perform its obligations hereunder and thereunder, and (c) is in compliance with all Laws except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

8.2            Authorization; Execution and Delivery. The execution and delivery of this Note and the other Loan Documents to which it is a party by the Company and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable Laws. The Company has duly executed and delivered this Note and the other Loan Documents to which it is a party.

8.3            No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Company to execute, deliver, or perform any of its obligations under this Note or the other Loan Documents to which it is a party.

8.4            No Violations. The execution and delivery of this Note and the other Loan Documents and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (a) violate any Law applicable to the Company or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Company may be bound.

8.5            Enforceability. Each of the Note and the other Loan Documents to which the Company is a party is a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

8.6            No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its property or assets (a) with respect to the Note, the other Loan Documents or any of the transactions contemplated hereby or thereby or (b) that would be expected to materially adversely affect the ability of the Company to perform its obligations under the Note or the other Loan Documents.

8.7            Anti-Terrorism Laws. The Company is, and to the knowledge of the Company, its directors, officers, employees, and agents are, in compliance in all material respects with Anti-Terrorism Laws.

8.8            Anti-Corruption Laws and Sanctions.

(a)            The Company has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance in all material respects by the Company and its directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions and the Company is, and to the knowledge of the Company, its directors, officers, employees, and agents are, in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(b)            The Company is not, and to the knowledge of the Company, no director, officer, employee of the Company, or any agent of the Company that will act in any capacity in connection with or benefit from the Principal, is a Sanctioned Person.

(c)            No use of proceeds of the Principal or other transaction contemplated by this Note will violate any Anti-Corruption Law or applicable Sanctions.

8.9            SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the U.S. Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials filed prior to the date hereof, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has qualified for a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is not currently, and has never been, an issuer subject to paragraph (i) of Rule 144. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

8.10          Material Developments. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) neither the Company nor any subsidiary has incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its share capital, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the transactions contemplated by the Loan Documents, to the knowledge of the Company, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Business Day prior to the date that this representation is made.

8.11          Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged, including, but not limited to, directors and officers insurance coverage. The Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

8.12          Loan. The Company, together with its financial advisors, determined that the terms of this Note and the other Loan Documents are in the best interest of the Company and that such terms are fair and reasonable to the Company in light of all relevant circumstances.

8.13          Legal Advice. The Company has received advice from legal counsel of their choosing with respect to this Note, the other Loan Documents and the transactions contemplated hereby.

8.14          Waiver. Company hereby waives any claim, whether in tort, contract or otherwise, that (i) this Note, the other Loan Documents and the transactions contemplated hereby and thereby are usurious, unconscionable, predatory, fraudulent, tortious or violate law and (ii) the Company did not receive reasonably equivalent value for their covenants, agreements, waivers, representations, warranties, releases and acknowledgements set forth in this Note and the other Loan Documents.

8.15          Securities Matters. This Note was issued to the Noteholder in exchange for Warrants to Purchase Common Stock issued October 13, 2022, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”). For purposes of Rule 144 under the Act the holding period of such warrants shall “tack” to the holding period of this Note and the company shall not take any position to the contrary.

9.             Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, the Company shall and shall cause each of its subsidiaries:

9.1            Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

9.2            Compliance. (a) Comply with all Laws applicable to it and its business and its obligations under its material contracts and agreements, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (b) maintain in effect and enforce policies and procedures reasonably designed to achieve compliance in all material respects by the Company and its directors, officers, employees and agents with AntiCorruption Laws, Anti-Terrorism Laws, and applicable Sanctions.

9.3            Payment Obligations. Pay, discharge, or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings, and reserves in conformity with GAAP with respect thereto have been provided on its books.

9.4            Notice of Events of Default. As soon as possible and in any event within four (4) Business Days after it becomes aware that an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

9.5            Further Assurances. Upon the request of the Noteholder, execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note and the Security Documents.

9.6            SEC Filings. File all reports required by the Securities Act or the Exchange Act with the Commission (including any applicable financial statements) in a timely manner (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the Exchange Act shall be considered timely for this purpose).

9.7            Nasdaq Listing. Comply with requirements of the Nasdaq Capital Market including rectifying any notice of non-compliance by not later than 30 days prior to the expiration of the time period provided by Nasdaq to rectify (the 30th day prior to the Nasdaq expiration date defined as the "Compliance Date"), provided if the Company has received a written extension from Nasdaq on or prior to the Compliance Date, the Compliance Date shall be the 30th day prior to the revised expiration date provided by Nasdaq pursuant to the extension. Notwithstanding the foregoing, the deficiency letter received by the Company from Nasdaq for failure to comply with Nasdaq Listing Rule 5450(a)(1) disclosed in the Company’s Current Report on Form 8-K filed with Commission on October 27, 2023, shall not cause a breach of this Section 9.7 so long as the Company regains compliance with Nasdaq Listing Rule 5450(a)(1) by not later than October 4, 2024.

10.           Negative Covenants. Until all amounts outstanding under this Note have been paid in full, the Company shall not and shall not permit any subsidiary to:

10.1          Indebtedness. Incur, create, or assume any Debt, other than Permitted Debt.

10.2          Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except for (a) Liens of the Noteholder pursuant to the Security Documents, (b) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP; and (c) nonconsensual Liens arising by operation of law, arising in the ordinary course of business and which do not materially interfere with the Company’s business or the use of its assets.

10.3          Intentionally Omitted.

10.4          Payment of other Debt. Repay, repurchase or offer to repay, repurchase or otherwise acquire any Debt, other than this (i) Note in accordance with its terms and (ii) regularly scheduled interest and principal payments under Permitted Debt, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur. For clarity, under no circumstances may all or portion any Permitted Debt be redeemed or prepaid by the Company or any subsidiary prior to the stated maturity or due date applicable to all or any portion of such Permitted Debt.

10.5          No Dividends. Pay cash dividends or distributions.

10.6          No Dispositions. Assign, sell, transfer, license, lease or otherwise dispose of any its assets (including, without limitation, any disposition to any subsidiary that has not executed and delivered the Security Documents) other than (a) sales of inventory in the ordinary course of business, (b) fully depreciated asset, (c) inventory scrap, (e) obsolete or outdated equipment and assets, and (f) due to regulatory compliance reasons.

10.7          Subsidiary. Directly or indirectly, form or acquire a new subsidiary unless such subsidiary executes a joinder to the Security Agreement (or other similar appropriate security documents acceptable to the Noteholder) granting the Noteholder a first priority, perfected security interest in all of its assets.

11.           Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

11.1          Failure to Pay. The Company fails to pay (a) any amount of the Principal when due or (b) interest or any other amount owed when due pursuant to the Principal or any of the Loan Documents and such failure continues for five (5) days after written notice to the Company.

11.2          Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Company to the Noteholder herein or in any other Loan Document is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

11.3          Breach of Covenants. The Company fails to observe or perform (a) any covenant, condition or agreement contained in Section 4, Section 6 or Section 8 of the Agreement and Waiver, or (b) any other covenant, obligation, condition, or agreement contained in the Agreement, this Note or any other Loan Document, other than those specified in clause (a), and such default shall continue unremedied for a period of 10 days after the earlier of the date on which (x) the Company becomes aware of such failure or (y) written notice thereof shall have been given to the Company from Noteholder.

11.4          Breach of other Loan Documents. The Company fails to observe or perform any covenant, obligation, condition, or agreement contained in any Loan Document related to this transaction and such default shall continue unremedied for a period of 10 days after the earlier of the date on which (x) the Company becomes aware of such failure or (y) written notice thereof shall have been given to the Company from Noteholder.

11.5          Cross-Defaults. The Company fails to pay when due any of its Debt (other than Debt arising under this Note), or any interest or premium thereon in an amount in excess of $500,000, when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt.

11.6          Bankruptcy.

(a)            The Company commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Company makes a general assignment for the benefit of its creditors;

(b)            There is commenced against the Company any case, proceeding, or other action of a nature referred to in Section 11.6(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of 60 days;

(c)            There is commenced against the Company any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal for a period of 60 days;

(d)            The Company takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 11.6(a), Section 11.6(b), or Section 11.6(c) above; or

(e)            The Company is generally not, or shall be unable to, or admits in writing its inability to, pay its debts as they become due.

11.7          Judgments. One or more judgments or decrees that may directly impact the Company’s ability to fulfill its obligations hereunder, shall be entered against the Company and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days from the entry thereof.

11.8          MAE. There occurs a Material Adverse Effect.

11.9          SEC Filings. The Company fails to maintain its registration under Section 12(b) of the Exchange Act or to timely file with the Commission any reports or other filings required to be filed under the Exchange Act or the Securities Act (reports filed in compliance with the time period specified in Rule 12b-25 promulgated under the Exchange Act shall be considered timely for this purpose).

11.10        Suspension. The suspension from trading or the failure of the shares of Common Stock to be trading or listed (as applicable) on the Nasdaq Capital Market or the New York Stock Exchange.

12.           Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option, by written notice to the Company (a) declare the entire Redemption Value immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under the Security Documents and/or applicable Law; provided, however, that if an Event of Default described in Section 11.6 shall occur, the principal of and accrued interest on the Principal shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder.

13.           Miscellaneous.

13.1          Noteholder Restrictions. So long as no Event of Default has occurred and is continuing, the Noteholder will note, and will not instruct its affiliates (including, its subsidiaries, directors, officers, shareholders, members, partners, employees and agents) to, engage in short-sales or short-selling of the Company’s common stock currently traded on Nasdaq under the ticker symbol KSCP, or a combination of any such methods of purchase or sale. For clarity, bona fide trading errors shall not be deemed a breach of this Section 13.1.

13.2          Notices.

(a)            All notices, requests, or other communications required or permitted to be delivered hereunder shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service, or sent by email as follows:

(i)            If to the Company:

Knightscope, Inc.

1070 TERRA BELLA AVENUE

MOUNTAIN VIEW CA 94043

Attention of: Apoorv Dwivedi

Email: asd@knightscope.com

With a copy (which shall not constitute notice) to:

Warshaw Burstein, LLP

575 Lexington Avenue, 7th Floor

New York, NY 10022

Attention of: Alan Pollack

Email: APollack@wbny.com

Facsimile No: 212 972 9150

Telephone No:212 984 7794

(ii)            If to the Noteholder:

Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B

c/o Ayrton Capital LLC

55 Post Road West, 2nd Floor

Westport, CT 06880

Attention of: Jarryd Gross

Email: research@ayrtonllc.com

With a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, NY 10012

Attention of: Greg Kramer

Email: greg.kramer@haynesboone.com

(b)            Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and (ii) sent by e-mail during normal business hours in New York City, New York shall be deemed to have been given when sent (and if sent after normal business hours in New York City, New York shall be deemed to have been given at the opening of the recipient's business on the next business day).

13.3          Expenses. The Company shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable expenses and fees of its external counsel up to an aggregate amount equal to $10,000 for the documentation of this Note) incurred by the Noteholder in connection with the transactions contemplated hereby including the negotiation, documentation, and execution of this Note and the other Loan Documents and the enforcement of the Noteholder's rights hereunder and thereunder.

13.4          Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of New York.

13.5          Submission to Jurisdiction.

(a)            The Company hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note or the other Loan Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and (ii) submits to the jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Company in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)            Nothing in this Section 13.5 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Company in any other court having jurisdiction over the Company or (ii) serve process upon the Company in any manner authorized by the laws of any such jurisdiction.

13.6          Venue. The Company irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or the Security Agreement in any court referred to in Section 13.5 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

13.7          Waiver of Jury Trial. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

13.8          Integration. This Note, the Agreement and the other Loan Documents constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

13.9          Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Company may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

13.10        Waiver of Notice. The Company hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

13.11        USA PATRIOT Act. The Noteholder hereby notifies the Company that pursuant to the requirements of the USA PATRIOT Act and 31 C.F.R. § 1010.230 (the "Beneficial Ownership Regulation"), it is required to obtain, verify, and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Noteholder to identify the Company in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation, and the Company agrees to provide such information from time to time to the Noteholder.

13.12        Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by both of the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

13.13        Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

13.14        No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

13.15        Electronic Execution. The words "execution," "signed," "signature," and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).

13.16        Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

13.17        Taxes. All payments to be made by the Company under this Note shall be made without any Tax Deduction (as defined below) unless a Tax Deduction is required by law. The Company shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Noteholder accordingly. If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company under this Note shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due under this Note if no Tax Deduction had been required. If the Company is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. Within thirty (30) days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to the Noteholder evidence reasonably satisfactory to the Noteholder that the Tax Deduction has been made and that any appropriate payment has been paid to the relevant taxing authority. For greater certainty, the Company is obligated to indemnify the Noteholder pursuant to this Section 12.16 in the event that a Tax Deduction is required in respect of any payment to be made to the Noteholder under this Note and the company and/or its subsidiaries fail to comply with this Section 14.16. For purposes of this Section 12.16, "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and "Tax Deduction" means any deduction or withholding for or on account of any Tax.

13.18        Indemnification. Subject to the provisions of this Section 13.18, the Company will indemnify and hold Noteholder and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Noteholder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Noteholder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs, awards, orders, penalties and expenses, including all judgments, amounts paid in settlements, court costs, interest and attorneys’ fees and costs of investigation that any such Noteholder Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Note or in the other Loan Documents or (ii) any action instituted against the Noteholder Parties in any capacity, or any of them or their respective Affiliates, by the Company, its employees or directors, or any stockholder or creditor of the Company or any third-party, arising out of or relating to any of the transactions contemplated by the Loan Documents. For the avoidance of doubt, the indemnification provided herein is intended to and shall cover direct claims brought by the Company against the Noteholder Parties. If any action shall be brought against any Noteholder Party in respect of which indemnity may be sought pursuant to this Note, such Noteholder Party shall promptly notify the Company in writing, and, except with respect to direct claims brought by the Company, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Noteholder Party. Any Noteholder Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Noteholder Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Noteholder Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel, which shall be the case with respect to any direct claims by the Company. The Company will not be liable to any Noteholder Party under this Note (y) for any settlement by a Noteholder Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is finally judicially determined to be attributable to any Noteholder Party’s breach of any of the representations, warranties, covenants or agreements made by such Noteholder Party in this Note or in the other Loan Documents. The indemnification required by this Section 13.18 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Noteholder Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

13.19        Termination. Except for Section 13.18, all rights and entitlements of the Parties under this Note shall immediately terminate upon the full repayment of the Principal and any interest by the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Note as of August 1, 2024.

Knightscope, Inc.

By	/s/ Apoorv Dwivedi
Name:	Apoorv Dwivedi
Title:	CFO

Agreed and Accepted: Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B

By	/s/ Waqas Khatri
Name: Waqas Khatri
Title: Director